Exhibit 10.44

SECOND AMENDMENT TO LEASE

This Second Amendment to Lease (“Amendment”), made and entered into as of the 11th day of February, 2015, by and between Paragon Centre Holdings, LLC, a Kentucky limited liability company (“Landlord”) and Texas Roadhouse Holdings LLC, a Kentucky limited liability company (“Tenant”);

WITNESSETH THAT:

WHEREAS, Landlord and Tenant entered into that certain Lease dated December 11, 2012, as amended pursuant to that certain First Amendment to Lease dated January 10, 2013  (collectively “Lease”), for Suites 140 and 150 in One  Paragon Centre, 6060 Dutchmans Lane, Louisville, Kentucky, for a total of 3,424 square feet of rentable space (“Premises”);

WHEREAS, Tenant now occupies the aforesaid Suites and desires to lease additional space known as Suite 200 in One Paragon Centre for a total of 5,877 in additional square feet of rentable space.

WHEREAS, Landlord and Tenant desire to amend certain terms and conditions of the Lease and evidence their agreements and other matters by means of this Amendment;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Lease is hereby amended and the parties hereby agree as follows:

1.

Landlord agrees to lease and Tenant agrees to accept in its "AS IS WHERE IS" condition, Suite 200 in One Paragon Centre deemed to be 5,877 square feet of rentable space. Paragraph 2.1 of the Lease shall be amended to include Suite 200 as a part of the Premises and the total rentable square footage of the Premises shall be amended to 9,301 square feet effective March 1, 2015. The term for Suite 200 shall run co-terminous with the remainder of the Premises. Paragraph 2.2 of the Lease is hereby amended to state that Tenant's obligation to pay Base Rent and Tenant's Prorata Share of Operating Expenses for Suite 200 commences March 1, 2015.

2.

Landlord and Tenant agree that the Base Rent for Suite 200 commencing on March 1, 2015 will be at the same rate due and payable as of such date for Suites 140 and 150, said rate being $19.89 per square foot as of March 1, 2015, and shall thereafter be increased as of the dates and in the amounts provided for in Section 3.1 of the Lease.

3.	Landlord and Tenant agree that Section 11.13 of the Lease shall be deleted in its entirety and replaced by the following:

Section 11.13.          Parking. Tenant’s occupancy of the Premises shall initially include the use of up to thirty seven (37)

parking spaces (based on a ratio of 4.0 parking spaces per 1,000 rentable square feet) which shall be used in common with other tenants, invitees and visitors of the Building. Tenant shall have the right to park in the Building parking facilities in common with other tenants of the Building upon such terms and conditions, including the imposition of a reasonable parking charge, if the same is established by Landlord at any time during the Term of this Lease. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in use of the parking facilities. Landlord reserves the right in its absolute discretion to determine whether the parking facilities are becoming overburdened and to allocate and assign parking spaces among Tenant and other tenants, and to reconfigure the parking area and modify the existing ingress to and egress from the parking area as Landlord shall deem appropriate.

4.	All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Lease.

5.	This Amendment shall not be valid and binding on Landlord and Tenant unless and until it has been completely executed by and delivered to both parties.

EXCEPT AS expressly amended and modified hereby, the Lease shall otherwise remain in full force and effect, the parties hereto hereby ratifying and confirming the same. To the extent of any inconsistency between the Lease and this Amendment, the terms of this Amendment shall control as to the subject matter covered herein.

IN WITNESS WHEREOF, the undersigned parties have duly executed this Amendment as of the date and year first above written.

LANDLORD:		TENANT:
PARAGON CENTRE HOLDINGS, LLC		TEXAS ROADHOUSE
A Kentucky limited liability company		HOLDINGS LLC
a Kentucky limited liability company
By: By: Texas Roadhouse, Inc., a Delaware corporation, its Manager
By:	/s/ David W. Nicklies
	David W. Nicklies, Manager	By:	/s/ Scott Colosi
		Name:	Scott Colosi
		Title:	President